Exhibit 99.1
Williams-Sonoma, Inc. announces third quarter 2023 results
Q3 comparable brand revenue -14.6%
Record Q3 operating margin of 17.0%; diluted EPS of $3.66
Raises full year operating margin outlook
San Francisco, CA, November 16, 2023 – Williams-Sonoma, Inc. (NYSE: WSM) today announced operating results for the third quarter ended October 29, 2023 versus the third quarter ended October 30, 2022.
“We are proud to deliver another quarter of strong earnings, significantly exceeding expectations, despite a challenging macroeconomic backdrop for our industry. We beat profitability estimates with a record third quarter operating margin of 17.0% with earnings per share of $3.66. These results were achieved in an environment filled with on-going consumer hesitancy on high-ticket discretionary furniture spend and elevated levels of promotional activity,” said Laura Alber, President and Chief Executive Officer.
Alber concluded, “The strength of our operating model produced strong earnings again this quarter, driven by our full-price selling, supply chain efficiencies, and best-in-class customer service. Our early seasonal reads are strong and we are optimistic about the holiday season.”
THIRD QUARTER 2023 HIGHLIGHTS
•Comparable brand revenue -14.6% with a 2-year comp -6.5% and a 4-year comp +34.8%.
•Gross margin of 44.4% +290bps to LY with selling margin +450bps due to lower shipping and freight costs, and occupancy deleverage of 160bps. Occupancy costs of $200 million, -1.0% to LY.
•SG&A rate of 27.4% +140bps to LY driven by employment and general expense deleverage. SG&A of $507 million, -11.1% to LY.
•Operating income of $315 million with an operating margin of 17.0%.
•Diluted EPS of $3.66 per share.
•Merchandise inventories -17.2% to the third quarter LY to $1.4 billion.
•Cash at quarter-end of $699 million with no borrowings outstanding.
•Operating cash flow of $290 million funding dividends and stock repurchases.
OUTLOOK
•We are updating our fiscal 2023 guidance. We now expect net revenue growth in the range of -10% to -12% with an operating margin between 16% to 16.5%. Our lower sales outlook is offset by our expected increased operating margin, producing higher implied EPS guidance.
•Over the long-term, we continue to expect mid-to-high single-digit annual net revenue growth with operating margin above 15%.

Exhibit 99.1
CONFERENCE CALL AND WEBCAST INFORMATION
Williams-Sonoma, Inc. will host a live conference call today, November 16, 2023, at 7:00 A.M. (PT). The call will be open to the general public via live webcast and can be accessed at http://ir.williams-sonomainc.com/events. A replay of the webcast will be available at http://ir.williams-sonomainc.com/events.
CONTACT INFORMATION
Jeff Howie EVP, Chief Financial Officer – (415) 402 4324
Jeremy Brooks SVP, Chief Accounting Officer & Head of Investor Relations – (415) 733 2371

SEC REGULATION G — NON-GAAP INFORMATION
This press release includes non-GAAP financial measures. Exhibit 1 provides reconciliations of these non-GAAP financial measures to the most comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). We have not provided a reconciliation of any non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential variability and limited visibility of excluded items; these excluded items include exit costs associated with the closure of our West Coast manufacturing facility and the exiting of Aperture, a division of our Outward, Inc. subsidiary, as well as costs related to reduction-in-force initiatives. We believe that these non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of current period performance on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. In addition, certain other items may be excluded from non-GAAP financial measures when the company believes this provides greater clarity to management and investors. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to the GAAP financial measures presented in this press release and our financial statements and other publicly filed reports. Non-GAAP measures as presented herein may not be comparable to similarly titled measures used by other companies.
FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or are proven incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include, among other things, statements in the quotes of our President and Chief Executive Officer, our updated fiscal year 2023 outlook and long-term financial targets, and statements regarding our industry trends and business strategies.
The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: continuing changes in general economic conditions, and the impact on consumer confidence and consumer spending; the continuing impact of inflation and measures to control inflation, including raising interest rates, on consumer spending; the continuing impact of the war in Ukraine and the Middle East, and shortages of various raw materials on our global supply chain, retail store operations and customer demand; labor and material shortages; the outcome of our growth initiatives; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; uncertainties in e-marketing, infrastructure and regulation; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; challenges associated with our increasing global presence; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy, supply chain, product, transportation and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; the impact of current and potential future tariffs and our ability to mitigate impacts; the potential for increased corporate income taxes; and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 29, 2023 and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. We have not filed our Form 10-Q for the quarter ended October 29, 2023. As a result, all financial results described here should be considered preliminary, and are subject to change to reflect any necessary adjustments or changes in accounting estimates that are identified prior to the time we file the Form 10-Q. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.
Williams-Sonoma, Inc. is the world’s largest digital-first, design-led and sustainable home retailer. The company’s products, representing distinct merchandise strategies — Williams Sonoma, Pottery Barn, Pottery Barn Kids, Pottery Barn Teen, West Elm, Williams Sonoma Home, Rejuvenation, Mark and Graham and GreenRow — are marketed through e-commerce websites, direct-mail catalogs and retail stores. These brands are also part of The Key Rewards, our loyalty and credit card program that offers members exclusive benefits across the Williams-Sonoma family of brands. We operate in the U.S., Puerto Rico, Canada, Australia and the United Kingdom, offer international shipping to customers worldwide, and have unaffiliated franchisees that operate stores in the Middle East, the Philippines, Mexico, South Korea and India, as well as e-commerce websites in certain locations. We are also proud to be a leader in our industry with our values-based culture and commitment to achieving our sustainability goals. Our company is Good By Design — we’ve deeply ingrained sustainability into our business. From our factories to your home, we’re united in a shared purpose to care for our people and our planet.
For more information on our ESG efforts, please visit: https://sustainability.williams-sonomainc.com/
WSM-IR

Condensed Consolidated Statements of Earnings (unaudited)

	For the Thirteen Weeks Ended				For the Thirty-nine Weeks Ended
	October 29, 2023		October 30, 2022		October 29, 2023		October 30, 2022
(In thousands, except per share amounts)	$	% of Revenues	$	% of Revenues	$	% of Revenues	$	% of Revenues
Net revenues	$1,853,650	100%	$2,192,574	100.0%	$5,471,715	100.0%	$6,221,338	100.0%
Cost of goods sold	1,031,290	55.6	1,282,048	58.5	3,216,729	58.8	3,553,455	57.1
Gross profit	822,360	44.4	910,526	41.5	2,254,986	41.2	2,667,883	42.9
Selling, general and administrative expenses	507,283	27.4	570,893	26.0	1,468,884	26.8	1,639,248	26.3
Operating income	315,077	17.0	339,633	15.5	786,102	14.4	1,028,635	16.5
Interest income, net	7,182	0.4	370	—	16,015	0.3	877	—
Earnings before income taxes	322,259	17.4	340,003	15.5	802,117	14.7	1,029,512	16.5
Income taxes	84,974	4.6	88,280	4.0	206,794	3.8	256,601	4.1
Net earnings	$237,285	12.8%	$251,723	11.5%	$595,323	10.9%	$772,911	12.4%
Earnings per share (EPS):
Basic	$3.70		$3.77		$9.20		$11.27
Diluted	$3.66		$3.72		$9.12		$11.08
Shares used in calculation of EPS:
Basic	64,142		66,704		64,718		68,578
Diluted	64,774		67,617		65,298		69,782

3rd Quarter Net Revenues and Comparable Brand Revenue Growth (Decline)[1]

	Net Revenues		Comparable Brand Revenue Growth (Decline)
(In millions, except percentages)	Q3 23	Q3 22	Q3 23	Q3 22
Pottery Barn	$778	$935	(16.6)%	19.6%
West Elm	466	600	(22.4)	4.2
Williams Sonoma	252	262	(1.9)	(1.5)
Pottery Barn Kids and Teen	277	299	(6.9)	(4.8)
Other[2]	81	97	N/A	N/A
Total	$1,854	$2,193	(14.6)%	8.1%
1See the Company’s 10-K and 10-Q for the definition of comparable brand revenue, which is calculated on a 13-week basis, and includes business-to-business revenues.
2Primarily consists of net revenues from Rejuvenation, our international franchise operations, Mark and Graham and GreenRow.

Condensed Consolidated Balance Sheets (unaudited)

	As of
(In thousands, except per share amounts)	October 29, 2023	January 29, 2023	October 30, 2022
Assets
Current assets
Cash and cash equivalents	$698,807	$367,344	$113,058
Accounts receivable, net	124,238	115,685	125,842
Merchandise inventories, net	1,396,864	1,456,123	1,687,895
Prepaid expenses	100,045	64,961	104,208
Other current assets	27,381	31,967	29,729
Total current assets	2,347,335	2,036,080	2,060,732
Property and equipment, net	1,026,819	1,065,381	1,009,088
Operating lease right-of-use assets	1,235,425	1,286,452	1,277,064
Deferred income taxes, net	76,272	81,389	54,247
Goodwill	77,279	77,307	85,245
Other long-term assets, net	120,639	116,407	107,631
Total assets	$4,883,769	$4,663,016	$4,594,007
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$675,505	$508,321	$720,856
Accrued expenses	203,958	247,594	275,381
Gift card and other deferred revenue	528,403	479,229	488,771
Income taxes payable	53,139	61,204	45,879
Operating lease liabilities	231,236	231,965	220,012
Other current liabilities	96,745	108,138	103,821
Total current liabilities	1,788,986	1,636,451	1,854,720
Long-term operating lease liabilities	1,163,631	1,211,693	1,208,074
Other long-term liabilities	117,918	113,821	118,279
Total liabilities	3,070,535	2,961,965	3,181,073
Stockholders' equity
Preferred stock: $0.01 par value; 7,500 shares authorized, none issued	—	—	—
Common stock: $0.01 par value; 253,125 shares authorized; 64,135, 66,226, and 66,556 shares issued and outstanding at October 29, 2023, January 29, 2023 and October 30, 2022, respectively	642	663	666
Additional paid-in capital	572,406	573,117	553,698
Retained earnings	1,260,216	1,141,819	877,157
Accumulated other comprehensive loss	(18,604)	(13,809)	(17,848)
Treasury stock, at cost	(1,426)	(739)	(739)
Total stockholders' equity	1,813,234	1,701,051	1,412,934
Total liabilities and stockholders' equity	$4,883,769	$4,663,016	$4,594,007

Retail Store Data (unaudited)

	Beginning of quarter			End of quarter	As of
	July 30, 2023	Openings	Closings	October 29, 2023	October 30, 2022
Pottery Barn	190	2	(1)	191	189
Williams Sonoma	164	1	(2)	163	175
West Elm	123	—	—	123	122
Pottery Barn Kids	46	—	—	46	52
Rejuvenation	9	1	—	10	9
Total	532	4	(3)	533	547

Condensed Consolidated Statements of Cash Flows (unaudited)

	For the Thirty-nine Weeks Ended
(In thousands)	October 29, 2023	October 30, 2022
Cash flows from operating activities:
Net earnings	$595,323	$772,911
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	166,027	157,410
Loss on disposal/impairment of assets	19,143	5,738
Non-cash lease expense	186,764	169,602
Deferred income taxes	(7,993)	(10,494)
Tax benefit related to stock-based awards	12,455	11,172
Stock-based compensation expense	66,435	67,797
Other	(2,411)	(2,170)
Changes in:
Accounts receivable	(8,928)	5,288
Merchandise inventories	56,770	(443,812)
Prepaid expenses and other assets	(35,857)	(39,737)
Accounts payable	164,958	98,103
Accrued expenses and other liabilities	(48,978)	(34,157)
Gift card and other deferred revenue	49,878	42,005
Operating lease liabilities	(200,168)	(177,855)
Income taxes payable	(8,005)	(33,276)
Net cash provided by operating activities	1,005,413	588,525
Cash flows from investing activities:
Purchases of property and equipment	(134,830)	(234,378)
Other	402	100
Net cash used in investing activities	(134,428)	(234,278)
Cash flows from financing activities:
Repurchases of common stock	(313,001)	(840,955)
Payment of dividends	(174,571)	(165,254)
Tax withholdings related to stock-based awards	(51,108)	(80,431)
Net cash used in financing activities	(538,680)	(1,086,640)
Effect of exchange rates on cash and cash equivalents	(842)	(4,887)
Net increase (decrease) in cash and cash equivalents	331,463	(737,280)
Cash and cash equivalents at beginning of period	367,344	850,338
Cash and cash equivalents at end of period	$698,807	$113,058

Exhibit 1

3rd Quarter GAAP to Non-GAAP Reconciliation (unaudited)

	For the Thirteen Weeks Ended				For the Thirty-nine Weeks Ended
	October 29, 2023		October 30, 2022		October 29, 2023		October 30, 2022
(In thousands, except per share data)	$	% of revenues	$	% of revenues	$	% of revenues	$	% of revenues
Occupancy costs	$200,399	10.8%	$202,340	9.2%	$606,270	11.1%	$581,710	9.4%
Exit Costs[1]	—		—		(239)		—
Non-GAAP occupancy costs	$200,399	10.8%	$202,340	9.2%	$606,031	11.1%	$581,710	9.4%

Gross profit	$822,360	44.4%	$910,526	41.5%	$2,254,986	41.2%	$2,667,883	42.9%
Exit Costs[1]	—		—		2,141		—
Non-GAAP gross profit	$822,360	44.4%	$910,526	41.5%	$2,257,127	41.3%	$2,667,883	42.9%

Selling, general and administrative expenses	$507,283	27.4%	$570,893	26.0%	$1,468,884	26.8%	$1,639,248	26.3%
Exit Costs[1]	—		—		(15,790)		—
Reduction-in-force Initiatives[2]	—		—		(8,316)		—
Non-GAAP selling, general and administrative expenses	$507,283	27.4%	$570,893	26.0%	$1,444,778	26.4%	$1,639,248	26.3%

Operating income	$315,077	17.0%	$339,633	15.5%	$786,102	14.4%	$1,028,635	16.5%
Exit Costs[1]	—		—		17,931		—
Reduction-in-force Initiatives[2]	—		—		8,316		—
Non-GAAP operating income	$315,077	17.0%	$339,633	15.5%	$812,349	14.8%	$1,028,635	16.5%

	$	Tax rate	$	Tax rate	$	Tax rate	$	Tax rate
Income taxes	$84,974	26.4%	$88,280	26.0%	$206,794	25.8%	$256,601	24.9%
Exit Costs[1]	—		—		4,690		—
Reduction-in-force Initiatives[2]	—		—		2,174		—
Non-GAAP income taxes	$84,974	26.4%	$88,280	26.0%	$213,658	25.8%	$256,601	24.9%

Diluted EPS	$3.66		$3.72		$9.12		$11.08
Exit Costs[1]	—		—		0.20		—
Reduction-in-force Initiatives[2]	—		—		0.09		—
Non-GAAP diluted EPS[3]	$3.66		$3.72		$9.41		$11.08

1During Q1 2023, we incurred exit costs of $17.9 million, including $9.3 million associated with the closure of our West Coast manufacturing facility and $8.6 million associated with the exiting of Aperture, a division of our Outward, Inc. subsidiary.

2During Q1 2023, we incurred costs related to reduction-in-force initiatives of $8.3 million primarily in our corporate functions.
3Per share amounts may not sum due to rounding to the nearest cent per diluted share.
SEC Regulation G – Non-GAAP Information
These tables include non-GAAP occupancy costs, gross profit, gross margin, selling, general and administrative expense, operating income, operating margin, income taxes, effective tax rate and diluted EPS. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly actual results on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.